Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 4 of our report dated December 12, 2019, relating to the financial statements of FreeCast, Inc. as of and for the years ended June 30, 2019 and 2018. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, Utah

June 5, 2020